UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2002

NEXPRISE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26811	77-0465496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Joaquin Road
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 567-8900

VENTRO CORPORATION
(Former name or former address, if changed since last report)

Item 5. Other Matters.

     Effective January 15, 2002, the name of Ventro Corporation was changed from Ventro Corporation to NexPrise, Inc. The change in name was effected in accordance with the provisions of Section 253(b) of the Delaware General Corporation Law. The new ticker symbol is “NXPS.”

     A copy of the press release relating the name change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press release dated January 15, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPRISE, INC

Date: January 15, 2002	By:	/S/ Ted Drysdale

Ted Drysdale
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 15, 2002